UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

U.S. Global Accolade Funds
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Phone Script

2008

Proxy Vote for Investors & Accolade Funds

“Hello Mr./Ms.                               my name is                                   . I am calling on behalf of U.S. Global Investors.  This is a courtesy call to inform you as a shareholder of the U.S. Global Funds that you will be receiving proxy  material for a shareholder meeting scheduled to take place on September 23, 2008. The materials should arrive through the mail within a couple of days.

Please be sure to read the proxy materials and cast your vote.  You have several options to place your vote to make the process easy and convenient.  Remember your vote is important!”

**Any questions,  please use talking points provided.  If it falls beyond the scope of the talking points,  warm transfer the call to The Altman Group at 1-866-864-4940.**

If You Reach Voicemail

“Hello Mr./Ms.                               this is                                    with U.S. Global Investors. This is a courtesy call to inform you as a shareholder of U.S. Global Funds you will be receiving proxy material for a shareholder meeting scheduled to take place on September 23, 2008.  The proxy materials should arrive through the mail within a couple of days. Please be sure to take the time to read the material and cast your vote.  Your vote is important.

Representatives are available to answer any of your questions.

Thank you and have a nice day!”

SOLICITATION SCRIPT

Good (morning, afternoon, evening), may I please speak with             ?  (Mr./Mrs.)            , my name is (full name) and I am calling on behalf of your investment with the U.S. Global Funds.  I wanted to confirm that you have received the proxy material for the shareholder meeting scheduled to take place on September 23, 2008.  Have you received it? (proceed to YES or NO.)

YES

Great.  As a convenience to you, I can go ahead and record your voting instructions over the phone if you would like.  Your Board is recommending a vote in favor of the proposal.  Would you like to vote along with the recommendations of your Board? (proceed to  “YES” or “NO – offer to review proposal(s)”.

YES

Thank you.  I am recording your              vote.  For confirmation purposes, may I please have your full address?  “Confirm Name, Street Address, City, State and Zip.”  Thank you.  You will receive written confirmation of your voting instructions in the mail.

NO

I can review the meeting agenda with you right now and would be happy to answer any questions you may have. (review proposals and enter directed vote per proposal.) Thank you.  I am recording your              vote.  For confirmation purposes, may I please have your full address? “Confirm Name, Street Address,  City, State and Zip.”   Thank you.  You will receive written confirmation of your voting instructions in the mail.

NO

Sorry to hear that.  I can have another package sent out to you.  (Mr./Ms.)             , is the correct address (read address) (If no, enter new address.) Okay, thank you.  You will receive the material shortly.  Once you receive the material you can contact us to answer any questions you may have and also to issue your vote right over the phone, rather than mailing back the proxy card.  If you have a pen or pencil handy, I’ll leave you with our toll-free number.  That number is 1-866-864-4940.

SHAREHOLDER NOT INTERESTED

Every vote is very important.   When you have a moment, please review the proxy material and vote your shares by contacting us directly toll-free at 1-866-864-4940.  You may also log on to the website listed on your proxy card, or sign the proxy card and mail it in the enclosed envelope.

ENDING THE CALL - THANK THE SHAREHOLDER

(Mr./Mrs.)           , your vote is very important and your time is greatly appreciated. Thank you and have a nice (morning, afternoon,evening).

Website Message

[Banner ad—A]

Your Vote is Important

Fund shareholders should soon receive proxy materials for a shareholder meeting on important proposals relating to the U.S. Global Funds.

It’s easy to vote. Here’s how.

[Banner ad—B]

Time to Vote

As a fund shareholder, you should have recently received proxy materials for a shareholder meeting on important proposals relating to the U.S. Global Funds.

Please vote. It’s easy. Here’s how.

[jump to landing page]

After careful consideration, the Board of Trustees of each U.S. Global Fund recommends that you vote FOR each proposal.

Please review the materials thoroughly and vote promptly using one of our three convenient voting options.

1.               Internet

2.               Phone

3.               Mail

Please refer to your proxy card for personalized voting instructions.

If have any questions about the proxy materials or would like assistance in voting, please call toll free 1-866-864-4940. Representatives are available Monday through Friday between the hours of 9:00 a.m. and 10:00 p.m. Eastern Time. They will be happy to help you.

[Blue Bar Message]

Questions about proxy materials? Call toll free 1-866-864-4940.

Shareholder Report

Note to Shareholders

A special meeting of shareholders of the U.S. Global Accolade and U.S. Global Investors Funds will be held at 7900 Callaghan Road, San Antonio, Texas 78229, on September 23, 2008 at 3 p.m. Central time, to consider the following proposals:

1.     To approve the reorganization of each fund from two separate Massachusetts business trusts into a corresponding new fund organized under a single Delaware statutory trust.

2.     To approve a new distribution plan for each equity fund.

3.     To approve a new advisory agreement for each fund.

4.     To approve a new subadvisory agreement for the Eastern European and Global Emerging Markets Funds.

5.     To approve a change in the Eastern European Fund’s concentration policy to permit the fund to invest more than 25 percent of its assets in securities of companies involved in oil, gas or banking.

After careful consideration, the Board of Trustees of each Fund recommends that you vote FOR each proposal.

Please take the time to read the proxy statement mailed to you and cast your vote using any of the methods described below.

1.     INTERNET: Log on to www.proxyonline.com. Make sure to have your proxy card available when you plan to vote your shares. You will need the control number found on the proxy card at the time you execute your vote.

2.     TELEPHONE: Simply dial toll-free 1-866-437-4715 to vote using an automated system or 1-866-864-4940 to reach a representative. Please have your proxy card available at the time of the call.

3.     MAIL: Simply mark, sign and date the reverse side of your proxy card and return it in the postage-paid envelope provided.

If you should have questions about the proxy material or would like assistance executing your vote, please call toll-free 1-866-864-4940. Representatives are available Monday through Friday between the hours of 9 a.m. and 10 p.m. Eastern time. If you are interested in viewing the proxy statement online, it can be found by logging on to www.proxyonline.com and entering your control number.

E-mail Message.

(Greeting),

(Personal message about article of interest pertaining to the U.S. Global Investors funds.)

Additionally, we wanted to make you aware that proxy materials with important proposals relating to our funds were recently sent to U.S. Global shareholders. For additional information about the proposals, please contact our proxy solicitor, The Altman Group, at 800-314-9816.

(Closing)

Proxy FACTSHEET

SPECIAL MEETING SHAREHOLDERS OF THE:

US GLOBAL FUNDS

13 Open End Funds

Fund list with applicable CUSIPs, and Tickers and is found on the last page of this FactSheet

MUTUAL FUND ADVISOR:

U.S. Global Investors, Inc.

7900 Callaghan Road

San Antonio, TX 78229

IMPORTANT DATES:

Record Date:	July 28, 2008
Meeting Date:	September 23, 2008
Mail Date:	August 15, 2008

Meeting Time:	3:00 pm Central Time
Location:	7900 Callaghan Road
San Antonio, TX 78229

CONTACT INFO:

Inbound Line:	866-864-4940
Fund Number:	(800) 873-8637
Website:	www.usfunds.com

What is happening?

A Special Meeting of Shareholders has been called in order to ask shareholders to vote on several important initiatives for each of the U.S. Global Funds.

The proxy material was mailed on August 15, 2008 and included:

1.               Proxy Statement (All Funds)

2.               Proxy Card

3.               Business reply envelope

Why is U.S. Global mailing proxies to shareholders?

Earlier this year, U.S. Global Investors, each Fund’s Investment Adviser, submitted a comprehensive proposal to each Fund’s Board of Trustees to not only reorganize the Funds into a single trust with a single Board of Trustees under Delaware Law, but also to seek to modernize the advisory contracts and arrangements with the Funds, some of which date back to the early 80s.

Specifically these proposed changes will:

•                  Take advantage of greater flexibilities afforded by Delaware law.

•                  Gain efficiencies that will result from operating a single trust and having only one Board of Trustees.

•                  Modernize the advisory contracts and arrangements with the Funds, some of which date back to the early 80s.

•                  Add a performance fee adjustment to the Advisory Agreement for each equity fund to further align U.S. Global’s interests with those of the Fund’s shareholders.

Specifically, to reward the Adviser for strong performance and penalize the Adviser for poor performance.

What are the proposals I am being asked to vote on?

There are five proposals listed on the meeting agenda.

1.               To approve the reorganization of each fund.

2.               To approve a new Distribution Plan for each equity fund.

3.               To approve a new Advisory Agreement for each fund.

4.               To approve a new Subadvisory Agreement for Eastern European and Global Emerging Markets Funds.

5.               To approve a change in the Eastern European Fund’s concentration policy.

PROPOSAL VOTING DETAIL BY FUND

PROPOSALS
	1	2	3	4	5
		Approval of	Approval of	Approval of	Approval of
	Approval of	Distribution	Advisory	Sub-Advisory	Concentration
FUNDS	Reorganization	Plan	Agreement	Agreement	Policy
Gold and Precious Metals	X	X	X
All American Equity	X	X	X
Global Resources	X	X	X
US Treasury Securities Cash	X		X
Tax Free	X		X
World Precious Minerals	X	X	X
US Government Securities Savings	X		X
Near-Term Tax Free	X		X
China Region Opportunity	X	X	X
Holmes Growth	X	X	X
Global MegaTrends	X	X	X
Eastern European	X	X	X	X	X
Global Emerging Markets	X	X	X	X

A few words from the Boards of Trustees.

Each Board of Trustees has carefully considered U.S. Global’s proposals, which included detailed information showing the effects of these proposals on the shareholders of the Funds along with comprehensive materials prepared by an independent consulting firm. With that said, the Board met on July 31, 2008 and approved each of these proposals for shareholder consideration.

Accordingly, THE BOARD OF TRUSTEES OF EACH FUND RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” EACH PROPOSAL.

How should I vote?

While we can not recommend how to vote your shares, we can tell you that the Board of Trustees unanimously approved each of the proposals and recommends that you vote “FOR” each proposal.

PROPOSAL REVIEW:

PROPOSAL ONE: To approve the reorganization of each fund from the two separate Massachusetts business trusts into a corresponding new fund organized under a single Delaware statutory trust.

WHAT IS THE PURPOSE OF THE REORGANIZATION?

By combining the current two business trusts into a single trust would be more efficient by removing a number of duplications and overlapping work to service both Trusts.

For example, we would go from two boards of trustees to a single board, and we would have to print only one annual and semi-annual report per year instead of two of each. Both of these changes would save money for the funds.

WHY DO YOU WANT TO SWITCH THE TRUST INCORPORATION FROM MASSACHUSETTS TO DELAWARE?

Delaware business law provides greater flexibility and efficiencies when managing mutual funds than Massachusetts law.

IF APPROVED, WHEN WOULD THIS REORGANIZATION TAKE PLACE?

If approved, the two business trusts would be combined in late 2008.

WILL THERE BE A NEW BOARD OF TRUSTEES?

Four of the current trustees would remain as Trustees under the reorganized structure. They are J. Michael Belz, Clark Mandigo and James Gaertner, all of whom are independent trustees, and Frank Holmes, who is CEO of U.S. Global Investors.

Joe McKinney will also join the board as an independent trustee after the reorganization.

Two current trustees who are close to mandatory retirement age have agreed to not run for re-election to the board. They are Richard Hughes and William van Rensburg. The retiring trustees will receive a retirement package paid for by the adviser.

KEY POINTS FOR SHAREHOLDERS PROPOSAL 1

•                  The reorganization should result in certain efficiencies which should materialize into lower costs for the Funds.

•                  The costs of reorganization are being paid by the adviser, not the funds themselves.

•                  The reorganization will not affect the day-to-day management of any of the funds.

•                  The reorganization will not carry any tax consequences for shareholders.

•                  The reorganization will not in itself result in any additional fees for fund shareholders.

PROPOSAL TWO – To approve a new Distribution Plan for each equity fund.

WHAT ARE THE PROPOSED CHANGES?

Under this new distribution plan, each fund will adopt a written plan of distribution that discusses all material aspects of the proposed financing of the distribution of fund shares paid by the fund. This plan, governed by the Securities and Exchange Commission, permits the payments for advertising, compensation for dealers and sales personnel, compensation for the printing and mailing of prospectuses and sales literature to be paid for by the fund.

Under the proposal, U.S. Global would be paid one-quarter of one percent of the net asset value of each of the nine U.S. Global Investors equity funds. This amount would be used to help pay for distribution of these funds.

WHY ARE YOU PROPOSING THIS CHANGE NOW?

In recent years the way that mutual funds are distributed to shareholders has shifted. The vast majority of new mutual fund purchases are now being made through financial intermediaries – these include financial planners, financial advisors and “fund supermarkets” such as Schwab and Fidelity.

Each of these financial intermediaries charges for its services.

U.S. Global Investors, which manages the funds, has been paying the costs of distribution through the financial intermediaries. It is one of the company’s single largest expenses and it has been growing rapidly.

U.S. Global has limited ability to pay for fund distribution, and this may have limited the funds’ ability to grow.

HOW WOULD A FUND SHAREHOLDER BENEFIT?

A most extensive fund distribution network can benefit fund shareholders in a number of ways.

•                  The ability to distribute each fund more broadly can lead to asset growth in the funds that could allow some of the fund’s fixed expenses to be spread across more investors. In this scenario, fund shareholders could see a reduction in overall expenses.

•                  Second, new money coming into a fund can help the fund’s managers by giving them the cash to be able to make new investments without being forced to sell existing investments. This can benefit shareholders in terms of fund performance.

•                  Third, the ability to attract new shareholders can help the fund managers handle redemptions by other shareholders without forcing the managers to sell existing investments. This can also benefit fund shareholders in terms of fund performance.

PROPOSAL THREE –To approve a new Advisory Agreement for each fund.

HOW WOULD THE ADVISORY AGREEMENT CHANGE?

This proposal seeks to divide the current Advisory Agreement into two parts: an Advisory Agreement and an Administrative Agreement.

In addition, the new Advisory Agreement will detail the addition of a new performance fee structure that would reward the fund adviser when a fund significantly outperforms its benchmark and penalize the fund adviser when a fund significantly underperforms compared to its benchmark.

Finally, the base advisory fee for four U.S. Global funds would change (see “Why are you increasing base fees” beginning on page “9” for further information”).

WHY DO YOU WANT AN ADMINISTRATIVE AGREEMENT?

It is standard practice in the mutual fund arena for a fund to pay for administrative services required in the daily management of a mutual fund. With that said, U.S. Global now provides a wide range of administrative services for each of the funds that it manages for which it is not separately compensated. The Board of Trustees for each fund believes that a separate agreement providing eight-one hundredths of one percent (0.08%) of fund assets to cover administrative services would better align the services provided by U.S. Global with the compensation it receives.

This separation of Advisory and Administrative services also reflects the current industry practice among mutual fund advisors.

HOW WILL THE PERFORMANCE FEE WORK?

•                  REWARD FOR OUTSTANDING PERFORMANCE - If a fund surpasses its designated benchmark by five percentage points or greater over a 12-month period, the fund adviser would receive a performance fee of one quarter of one percent (0.25%) that would be in addition to its base advisory fee.

•                  PENALIZE FOR BAD PERFORMANCE - If a fund’s returns are five percentage points or more below its designated benchmark, the fund advisor would subtract one quarter of one percent (0.25%) from its base advisory fee.

•                  NO REWARD FOR RELATIVE PERFORMANCE - If a fund’s performance is less than five percentage points above or below the designated benchmark, the fund adviser would receive only the base advisory fee.

HOW DOES A PERFORMANCE FEE BENEFIT FUND SHAREHOLDERS?

U.S. Global believes that a performance fee would benefit fund shareholders by better aligning the interests of the fund managers directly with the interests of the shareholders.

The U.S. Global Funds are actively managed funds which means the fund managers work hard and skillfully to try to beat their respective benchmarks and the other funds in their sectors. If this skill and hard work enables fund managers to post very strong performance relative to the benchmark, we would like to reward them for their achievements just as shareholders are rewarded. Furthermore, if a manager happens to significantly underperform a benchmark, he or should be penalized for his or her lack of performance.

DO YOUR PORTFOLIO MANAGERS INVEST IN THEIR OWN FUNDS?

Yes they do. Our portfolio managers of the U.S. Global Funds receive half of their bonuses in shares of their funds, so they hold a high percentage of their net worth in their funds as long-term investments.

They have a greater exposure to their funds ups and downs than most shareholders, so they have the foremost interest in seeing these funds perform well and they work very hard to attain strong performance. In addition to the portfolio managers, many other U.S. Global employees hold significant investments in the mutual funds we manage.

In this way, the financial interests of our entire company – both at a corporate level and an individual level are aligned with the funds.

DO OTHER MUTUAL FUNDS HAVE PERFORMANCE FEES?

Yes, a number of the largest mutual fund families have instituted performance fees as a way to align the interests of the fund adviser and the fund shareholder.

Many of the Fidelity funds and the Vanguard funds have long had performance fees. More recently, the Janus fund group has added performance fees to a number of its funds.

Why are you increasing the base advisory fee on four funds?

In April of this year, U.S. Global presented a comprehensive proposal to not only reorganize the Funds into a single trust, but also modernize the investment advisory contracts and arrangements with the Funds, some of which date back to the early 1980s.

Within that proposal, U.S. Global identified four Funds (Global Resources, Gold and Precious Metals, World Precious Minerals, and All American

Equity) whose management fees are rather low in comparison to the fees of their peers.

U.S. Global presented detailed information about the increase in base management fees to the Board. This detail included information regarding:

1)     The current compensation paid to U.S. Global for managing these four funds is significantly below the average of comparable funds in each fund’s peer group.

2)     The Board of Trustees also made a determination that the current management fee for each of these four funds is below the median of each of their respective peer groups.

3)     This additional compensation is necessary because competition for top investment management talent has increased due to the growth of hedge funds and the ease with which top talent can now be hired by investment firms across the globe.

4)     The costs to perform research for the global funds have increased due to the rising costs of travel and the necessity to cover a broader spectrum of potential investments as more countries become players in the global marketplace.

PROPOSAL FOUR – To approve a new Subadvisory Agreement for the Eastern European and Global Emerging Markets Funds.

WHY IS A NEW SUBADVISORY AGREEMENT NEEDED?

Since U.S. Global has proposed a new advisory agreement for each of its funds, it is necessary to approve a new sub-advisory agreement for both The Eastern European Fund (EUROX) and the Global Emerging Markets Fund (GEMFX) which are subadvised by Charlemagne Capital (IOM) Limited.

Charlemagne provides investment management services for the funds, and as compensation for these services, U.S. Global pays Charlemagne roughly half of the management fee that U.S. Global receives from these funds.

WHAT CHANGES WILL BE INSTITUTED IN THE NEW SUBADVISORY AGREEMENT WITH CHARLEMAGNE?

Under the new subadvisory agreement, Charlemagne would receive half of any performance fees earned by the Eastern European Fund or the Global Emerging Markets Fund, assuming that this proposal is approved by shareholders.

PROPOSAL FIVE – To approve a change in the Eastern European Fund’s concentration policy to permit the Fund to invest more than 25 percent of its assets in securities of companies involved in oil, gas, or banking.

WHAT IS THE PURPOSE OF THIS PROPOSAL?

The Eastern European Fund invests in equities in Russia and the other emerging countries of Eastern Europe. Companies involved in oil, gas, and banking play a significant role in these markets. The Fund’s current concentration policy prohibits it from investing more than 25% of its assets in a particular industry. By permitting the Fund to concentrate its investments in these sectors, the Fund will be in a better position to take full advantage of available investment opportunities in Eastern Europe.

HOW DOES THE BOARD OF TRUSTEES RECOMMEND TO VOTE?

THE BOARD OF TRUSTEES OF EACH FUND HAS CAREFULLY CONSIDERED EACH OF THE PROPOSALS AND RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” EACH PROPOSAL.

SPECIAL ADDRESS FOR MARKET-RELATED COMMENTS OR QUESTIONS

I have noticed that recently my U.S. Global fund’s performance has been wavering. What is going on?

While I cannot review specific market or performance information with you, I can however tell you that, generally speaking, fund performance has not been so strong lately, but that is the case for the stock market as a whole. During any short period of time, any fund can be subject to market volatility.

For the first seven months of 2008, the S&P 500 Index was down roughly 13%. In addition, most other indices were also down for the year. Most of the U.S. Global Funds did better than the S&P 500 from January through July. Over longer time periods, the U.S. Global fund family has an excellent track record compared to other fund groups.

Over the years, the U.S. Global funds have focused on strong growth in emerging markets. U.S. Global believes that this growth will continue to increase demand for energy and commodities, and that many of its funds are well-positioned to benefit from this global growth trend.

VOTING METHODS

Registered Shareholders (REG at the beginning of account number)

By Phone:              Call 1-866-437-4715. The shareholder will need the control number found in the box on the right side of the card below the fold line.

By Internet:           Go to www.proxyonline.com and follow the instructions found on the website. Shareholders will need the control number found in the box on the right side of the card below the fold line.

Beneficial Shareholders (NOBO at the beginning of account number)

By Phone:              1-800-690-6903 and follow the simple instructions. Shareholders will need the control number found on the top right of their proxy card.

By Internet:           Go to www.proxyvote.com and follow the instructions found on the website. Shareholders will need the control number found on the top right of their proxy card.

Account Search

The TAG ID is located on the bottom left corner of the proxy card.

SAMPLE PROXY CARD FOUND ON THE FOLLOWING PAGE.

PROXY CARD

U.S. Global (“Trust Name”) Funds NAME
7900 Callaghan Road
San Antonio, Texas 78229

THIS PROXY IS SOLICITED BY THE BOARD OF THE FUND
FOR A SPECIAL MEETING OF SHAREHOLDERS, SEPTEMBER 23, 2008

A Special Meeting of shareholders will be held at 7900 Callaghan Road, San Antonio, Texas 78229, on Tuesday, September 23, 2008 at 3:00 p.m. Central time. At this meeting, you will be asked to vote on the proposals described in the enclosed proxy statement. The undersigned hereby appoints Susan B. McGee and Jeffrey M. Gershon, and each of them, with full power of substitution, proxies for the undersigned, to represent and vote the shares of the undersigned at the Special Meeting of shareholders to be held on September 23, 2008, or any adjournment or adjournments thereof.

This proxy is solicited on behalf of the Fund’s Board of Trustees, and the proposals (set forth on the reverse side of this proxy card) have been proposed by the Board of Trustees.

The Board of Trustees has determined that the proposals are in the best interests of shareholders and therefore recommend that shareholders vote “FOR” each proposal.

[ADDRESS LINE 1] [ADDRESS LINE 2]

Note: Please sign this proxy exactly as your name or names appear hereon. Each joint owner should sign. Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation, partnership or other entity, the signature should be that of a duly authorized individual who should state his or her title.

[ADDRESS LINE 3]
[ADDRESS LINE 4]
[ADDRESS LINE 5]	Signature	Date
[ADDRESS LINE 6]
[ADDRESS LINE 7]
	Signature (if held jointly)	Date

Title if a corporation, partnership or other entity

▲  FOLD HERE  ▲

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY SHARES YOU OWN. THE MATTERS WE ARE SUBMITTING FOR YOUR CONSIDERATION ARE SIGNIFICANT TO THE FUND AND TO YOU AS A FUND SHAREHOLDER. PLEASE TAKE THE TIME TO READ THE PROXY STATEMENT AND CAST YOUR VOTE USING ANY OF THE METHODS DESCRIBED BELOW.

Three simple methods to vote your proxy:

1. INTERNET:

Log on to www.proxyonline.com. Make sure to have this proxy card available when you plan to vote your shares.  You will need the control number found in the box at the right at the time you execute your vote.

Your Control
Number:
“Number”
2. TOUCHTONE PHONE:	Simply dial toll-free 1-866-437-4715 and follow the automated instructions. Please have this proxy card available at the time of the call.
3. MAIL:	Simply sign, date, and complete the reverse side of this proxy card and return it in the postage paid envelope provided.

If you should have questions about the enclosed proxy material or would like assistance executing your vote, please call toll free 866-864-4940. Representatives are available Monday through Friday between the hours of 9:00 a.m. and 10:00 p.m. Eastern Time. If you are interested in viewing the proxy statement online it can be found by logging on to www.proxyonline.com and enter the control number above.

TAG ID	CUSIP

US GLOBAL FUNDS

Fund
#	Name	Prospectus Name	Cusip	ticker
850	Gold and Precious Metals Fund	US Global Investors Funds	911478105	USERX
851	All American Equity Fund	US Global Investors Funds	911476604	GBTFX
852	Global Resources Fund	US Global Investors Funds	911476208	PSPFX
853	U.S. Treasury Securities Cash Fund	US Global Investors Funds	911476109	USTXX
854	Tax Free Fund	US Global Investors Funds	911476505	USUTX
856	World Precious Minerals Fund	US Global Investors Funds	911476802	UNWPX
857	U.S. Government Securities Savings Fund	US Global Investors Funds	911476885	UGSXX
859	Near-Term Tax Free Fund	US Global Investors Funds	911476851	NEARX
862	China Region Opportunity Fund	US Global Investors Funds	911476828	USCOX

860	Holmes Growth Fund	US Global Accolade Funds	90330L105	ACBGX
861	Global MegaTrends Fund	US Global Accolade Funds	90330L204	MEGAX
864	Eastern European Fund	US Global Accolade Funds	90330L402	EUROX
865	Global Emerging Markets Fund	US Global Accolade Funds	90330L501	GEMFX